     As filed with the Securities and Exchange Commission on August 2, 2002

                                                      REGISTRATION NO. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                               EPIX MEDICAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                             04-3030815
  (STATE OR OTHER JURISDICTION                                (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

                                71 ROGERS STREET
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 250-6000
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       EPIX MEDICAL, INC. AMENDED AND RESTATED 1992 EQUITY INCENTIVE PLAN

                    MICHAEL D. WEBB, CHIEF EXECUTIVE OFFICER
                               EPIX MEDICAL, INC.
                                71 ROGERS STREET
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 250-6000
    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                           CODE, OF AGENT FOR SERVICE)

                                 with copies to:

                           William T. Whelan, Esquire
               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                              One Financial Center
                           Boston, Massachusetts 02111
                                 (617) 542-6000

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================

                                                             Proposed             Proposed
          Title of                    Amount to be            Maximum              Maximum
 securities to be registered         Registered (1)       Offering Price          Aggregate                   Amount of
                                                           Per Share (2)      Offering Price (2)           registration fee
--------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value          500,000                 $4.32              $2,160,000                   $199.00

================================================================================================================================

(1) The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of the aggregate number of shares which may be sold upon exercise of options which have been granted and/or may hereafter be granted under the EPIX Medical, Inc. Amended and Restated 1992 Equity Incentive Plan (the "Option Plan"). The maximum number of shares which may be sold upon exercise of options granted under the Option Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of such Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act. The fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the Nasdaq National Market as of a date (July 30, 2002) within 5 business days prior to filing this Registration Statement.

================================================================================

                                EXPLANATORY NOTE

         The content of the Registration Statement on Form S-8 (File No. 333-30531) of EPIX Medical, Inc. is hereby incorporated by reference. The purpose of this Form S-8 is to reflect an increase in the number of shares authorized for issuance under the Amended and Restated 1992 Equity Incentive Plan.

Exhibits.

5.1 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered

23.1     Consent of Ernst & Young LLP


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

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts on August 2, 2002.

                                              EPIX MEDICAL, INC.

                                              By: /s/ Michael D. Webb
                                                  ---------------------------
                                              Michael D. Webb
                                              Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                           TITLE                                                   DATE

/s/ Michael D. Webb                 Chief Executive Officer and Director                    August 2, 2002
-----------------------             (Principal Executive Officer)
Michael D. Webb



/s/ Pamela E. Carey                 Vice President of Finance and Administration
-----------------------             and Chief Financial Officer                             August 2, 2002
Pamela E. Carey


/s/ Christopher F. O. Gabrieli
---------------------------------   Chairman of the Board and Director                      August 2, 2002
Christopher F. O. Gabrieli


/s/ Stanley T. Crooke
---------------------------         Director                                                August 2, 2002
Stanley T. Crooke, M.D., Ph.D.


/s/ Peter Wirth
---------------------------         Director                                                August 2, 2002
Peter Wirth


/s/ Randall B. Lauffer
---------------------------         Director                                                August 2, 2002
Randall B. Lauffer, Ph.D.


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